UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 9, 2011
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)
Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On August 9, 2011, Frances Aldrich Sevilla-Sacasa was appointed to the Board of Trust Managers of Camden Property Trust (the “Company”). A copy of the press release issued in connection with the appointment of Ms. Sevilla-Sacasa is attached hereto as Exhibit 99.1.
Ms. Sevilla-Sacasa currently serves as Executive Advisor to the Dean of the University of Miami School of Business, and from January 15, 2011 to July 31, 2011 she served as the Interim Dean of the University of Miami School of Business. From July 2007 to December 2008 Ms. Sevilla-Sacasa was the President of US Trust, Bank of America Private Wealth Management. From early 2007 until June 2007 Ms. Sevilla-Sacasa was the President and CEO of US Trust Company, and from November 2005 until June 2007 she served as President of US Trust Company.
     Ms. Sevilla-Sacasa will serve as an independent Trust Manager and has not been appointed to any Board committees at this time. In connection with her appointment to the Board of Trust Managers, Ms. Sevilla-Sacasa received an initial grant of shares with a fair market value on date of grant of $100,000. These shares vest in equal installments on each of the first five anniversaries of the date of grant. In connection with her service on the Board, Ms. Sevilla-Sacasa will receive annual cash compensation and share grants pursuant to the Company’s trust manager compensation policy.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Title

99.1	Press release, dated August 9, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 10, 2011

CAMDEN PROPERTY TRUST
By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Vice President - Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Title

99.1	Press release, dated August 9, 2011